Exhibit 32

                          Certification of CEO and CFO
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended quarterly report of MDC Partners Inc. (the "Registrant") on Form 10-Q/A for the three months ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Miles S. Nadal, as Chairman, President and Chief Executive Officer of the Registrant, and Walter A. Campbell, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated as of December 20, 2004

/s/ Miles S. Nadal
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By:      Miles S. Nadal
Title:   Chairman, President and
         Chief Executive Officer

/s/ Walter A. Campbell
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By:      Walter A. Campbell
Title:   Chief Financial Officer


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.